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                                                                    Exhibit 15.1


                       [LETTERHEAD OF ERNST & YOUNG LLP]

September 18, 1995


The Board of Directors and Stockholders
Genentech, Inc.


We are aware of the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-4, No. 33-59949) of Genentech, Inc. for the registration of 61,868,803 shares of its Special Common Stock of our reports dated April 10, 1995 and July 14, 1995 relating to the unaudited condensed consolidated interim financial statements of Genentech, Inc. which are included in its Forms 10-Q for the quarters ended March 31, 1995 and June 30, 1995, respectively.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                   Very truly yours,


                                                   ERNST & YOUNG LLP